     As filed with the Securities and Exchange Commission on December 19, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                           PROBUSINESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         -------------------------------

         DELAWARE                                       94-2976066
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

                                4125 HOPYARD ROAD
                              PLEASANTON, CA 94588
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         -------------------------------

                             1996 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                        -------------------------------

                                THOMAS H. SINTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                4125 HOPYARD ROAD
                              PLEASANTON, CA 94588
                                 (925) 737-3500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        -------------------------------

                                    COPY TO:
                               ELIZABETH R. FLINT
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300

                        -------------------------------

                         CALCULATION OF REGISTRATION FEE

============================================== ========================= ==================== =================== ==================
                                                                              PROPOSED
                                                                               MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF SECURITIES                     AMOUNT TO BE          OFFERING PRICE         AGGREGATE          REGISTRATION
              TO BE REGISTERED                      REGISTERED(1)             PER SHARE         OFFERING PRICE           FEE
---------------------------------------------- ------------------------- -------------------- ------------------- ------------------
Common Stock, $0.001 par value to be
issued upon exercise of options available                                      $21.21/
for grant under the 1996 Stock Option Plan            1,965,290               $27.63(2)        $47,860,855.26       $12,635.27
---------------------------------------------- ------------------------- -------------------- ------------------- ------------------
Common Stock, $0.001 par value to be issued
upon exercise of options available for grant
under the 1997 Employee Stock Purchase Plan             450,000                $23.49(3)       $10,570,500.00       $ 2,790.61
---------------------------------------------- ------------------------- -------------------- ------------------- ------------------
     TOTAL
====================================================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of ProBusiness common stock.
(2) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on (i) the weighted average exercise price of $21.21 per share covering outstanding options under the 1996 Stock Option Plan to purchase 1,003,132 shares and (ii) 27.63 per share (the average of the high and low prices for ProBusiness common stock as reported on the Nasdaq National Market on December 14, 2000) for 962,158 shares reserved for future issuance.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low prices for ProBusiness common stock as reported on the Nasdaq National Market on December 14, 2000, which price is $23.48.

================================================================================

                           PROBUSINESS SERVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

              The following documents and information filed by ProBusiness Services, Inc. ("ProBusiness") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

              (a) ProBusiness's Annual Report on Form 10-K for the year ending June 30, 2000.

              (b) ProBusiness's Quarterly Report on Form 10-Q for the quarter ending September 30, 2000.

              (c) The description of ProBusiness's common stock contained in its Registration Statement on Form S-1 (File No. 333-60745), which was declared effective by the Commission on September 25, 1998, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by ProBusiness pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement from the date of filing of such documents.

Item 4.       DESCRIPTION OF SECURITIES

              Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

              ProBusiness's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for transactions from which the directors derived an improper personal benefit.

              ProBusiness's Bylaws provide that it shall indemnify its officers and directors, subject to certain limits, and may indemnify its employees and other agents, to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Bylaws authorize the use of indemnification agreements, and ProBusiness has entered into such agreements with each of its directors and officers.

              ProBusiness maintains directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners or employees for certain liabilities.

              Delaware law does not permit a corporation to eliminate a director's duty of care, and the provisions of ProBusiness's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted under the foregoing provisions and agreements, ProBusiness has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       EXEMPTION FROM REGISTRATION

              Not applicable.

Item 8.       EXHIBITS


         EXHIBIT
          NUMBER                               DOCUMENT
----------------------    ------------------------------------------------------
          4.2               1996 Stock Option Plan (as amended).
          4.3*              1997 Employee Stock Purchase Plan.
          5.1               Opinion of counsel as to legality of securities
                            being registered.
         23.1               Consent of Ernst & Young LLP, independent auditors.
         23.2               Consent of Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation (contained in Exhibit 5.1).
         24.1               Power of Attorney (contained in signature page).

----------------------------
  * Incorporated by reference to ProBusiness's Registration Statement on Form S-1, as amended (No. 333-23189), which was declared effective by the Commission on September 18, 1997.

Item 9.       UNDERTAKINGS

              (a)     ProBusiness hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) ProBusiness hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of ProBusiness's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ProBusiness pursuant to law, ProBusiness's Amended and Restated Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, ProBusiness has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ProBusiness of expenses incurred or paid by a director, officer or controlling person of ProBusiness in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ProBusiness will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, ProBusiness certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this nineteenth day of December, 2000.


                                    PROBUSINESS SERVICES, INC.



                                    By:    /s/ Thomas H. Sinton
                                         ---------------------------------------
                                           Thomas H. Sinton
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Sinton and Steven E. Klei, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                   TITLE                                   DATE
---------------------------     ----------------------------------------------     ---------------------
/s/ Thomas H. Sinton              President, Chief Executive Officer and             December 19, 2000
---------------------------       Director (Principal Executive Officer)
    Thomas H. Sinton

/s/ Steven E. Klei                Executive Vice President and Chief Financial
---------------------------       Officer and Secretary (Principal Financial         December 19, 2000
     Steven E. Klei               Officer)

/s/ Glenda M. Citragno            Vice President and Chief Accounting                December 19, 2000
---------------------------       Officer (Chief Accounting Officer)
   Glenda M. Citragno

/s/ William T. Clifford
---------------------------       Director                                           December 19, 2000
  William T. Clifford

/s/ David C. Hodgson
---------------------------       Director                                           December 19, 2000
    David C. Hodgson

/s/ Ronald W. Readmond
---------------------------       Director                                           December 19, 2000
   Ronald W. Readmond

/s/ Thomas P. Roddy
---------------------------       Director                                           December 19, 2000
    Thomas P. Roddy

                                INDEX TO EXHIBITS
                                -----------------

        EXHIBIT
        NUMBER                                  DOCUMENT
--------------------      ------------------------------------------------------
          4.2               1996 Stock Option Plan (as amended).
          4.3*              1997 Employee Stock Purchase Plan.
          5.1               Opinion of counsel as to legality of securities
                            being registered.
         23.1               Consent of Ernst & Young LLP, independent auditors.
         23.2               Consent of Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation (contained in Exhibit 5.1).
         24.1               Power of Attorney (contained in signature page).

----------------------
  * Incorporated by reference to ProBusiness's Registration Statement on Form S-1, as amended (No. 333-23189), which was declared effective by the Commission on September 18, 1997.



                                       i